UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 9, 2018

MKS Instruments, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	000-23621	04-2277512
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Tech Drive, Suite 201, Andover, Massachusetts	01810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 978-645-5500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 9, 2018, MKS Instruments, Inc. (the “Company”) entered into a Transition and Retirement Agreement (the “Transition and Retirement Agreement”) with John R. Abrams, Senior Vice President of Global Sales of the Company, pursuant to which Mr. Abrams will retire on February 28, 2019 (the “Retirement Date”). Until his Retirement Date, Mr. Abrams will continue to serve as Senior Vice President of Global Sales until he is requested by the Company’s Chief Executive Officer to transition to an advisor role at the Company in order to facilitate the orderly transition of his duties.

See item (e) below for a description of the Transition and Retirement Agreement.

(b)(c) On May 9, 2018, the Board of Directors of the Company appointed John T.C. Lee as President of the Company. Dr. Lee will continue to serve as Chief Operating Officer of the Company. Gerald G. Colella, who served as President of the Company until Dr. Lee’s appointment, will remain Chief Executive Officer of the Company.

Dr. Lee, age 55, joined the Company in October 2007. Most recently, he served as the Company’s Senior Vice President and Chief Operating Officer from November 2016 until May 2018. Prior to that, he served as Senior Vice President of Business Units from January 2014 to October 2016. From November 2012 until December 2013, Dr. Lee served as our Senior Vice President, Controls, HPS (our integrated process solutions business), and Pressure, Flow, Measurement and Control, or PFMC. From January 2011 to November 2012, he served as Senior Vice President, Controls and PFMC, and from October 2007 to January 2011, he served as our Group Vice President, Controls and Information Technology products. Prior to joining MKS, Dr. Lee served as the Managing Director of Factory Technology and Projects within the Solar Business Group at Applied Materials, Inc., a global leader providing processing equipment to the semiconductor and display markets, from February 2007 until October 2007. From 2002 until 2007, he served as General Manager of the Cleans Product Group and the Maydan Technology Center at Applied Materials. Prior to Applied Materials, Dr. Lee served from 1997 until 2002 as Research Director of the Silicon Fabrication Research Department at Lucent Technologies, Inc., a voice, data and video communications provider, and from 1991 until 1997 as a Member of the Technical Staff in the Plasma Processing Research Group within Bell Labs. Dr. Lee holds a B.S. from Princeton University and both an M.S.C.E.P. and a Ph.D. from the Massachusetts Institute of Technology, all in Chemical Engineering.

There are no arrangements or understandings between Dr. Lee and any other persons pursuant to which Dr. Lee was named President of the Company. There are also no family relationships between Dr. Lee and any director or executive officer of the Company and Dr. Lee has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

See item (e) below for information regarding the Employment Agreement entered into in connection with Dr. Lee’s promotion.

(e) Mr. Abrams’ Retirement

Mr. Abrams’ Transition and Retirement Agreement supersedes and replaces the Employment Agreement Mr. Abrams entered into with the Company effective August 1, 2016. The Transition and Retirement Agreement provides for the continuation of base salary and benefits through his Retirement Date; provided, however, his salary will be reduced on a pro rata basis (not below 50%) if his role as an advisor results in a significant reduction in his hours of service. Mr. Abrams will also be entitled to continue to participate in the Company’s annual Management and Key Employee Bonus Plan until he transitions to the role of advisor. In addition, Mr. Abrams is entitled to a retention payment of $830,000 (the “Retention Payment”) to be paid within 60 days after his Retirement Date, provided he has complied with all of his obligations under the Transition and Retirement Agreement, including, but not limited to, the execution (and no subsequent revocation) of a customary general release of claims. The payments to Mr. Abrams are also subject to compliance with confidentiality and non-competition obligations and other covenants.

Mr. Abrams is also entitled to the Retention Payment should his employment be terminated by the Company without Cause (as defined below) prior to the Retirement Date, provided he has complied with all of his obligations under the Transition and Retirement Agreement. For purposes of the Transition and Retirement Agreement, Cause shall mean: (i) the commission of a felony or the engagement in fraud, misappropriation or embezzlement, (ii) knowingly failing or refusing to perform his duties in a material way and, to the extent that the Company determines such failure or refusal can reasonably be cured, fails or refuses to effect a cure within 10 days after the Company notifies Mr. Abrams in writing of the failure or refusal; (iii) knowingly causing, or knowingly creating a serious risk of causing, material harm to the Company’s business or reputation; or (iv) breaching, in a material way, the Transition and Retirement Agreement, a confidential information agreement or any other agreement between Mr. Abrams and the Company, and, to the extent that the Company determines such breach can reasonably be cured, fails or refuses to effect a cure within 10 days after the Company notifies Mr. Abrams in writing of the breach.

The foregoing description of the Transition and Retirement Agreement is qualified in its entirety by reference to the complete copy of the Transition and Retirement Agreement attached hereto as Exhibit 10.1 and incorporated by reference herein.

Dr. Lee’s Appointment as President

In connection with Dr. Lee’s promotion to President of the Company effective May 9, 2018, the Company entered into a new employment agreement with Dr. Lee, effective May 9, 2018 (the “Employment Agreement”), pursuant to which Dr. Lee’s salary was increased from $541,000 to $545,000. All other material terms of the Employment Agreement, including those relating to severance benefits, change of control and non-competition, are the same as those in the employment agreement Dr. Lee previously entered into with the Company effective August 1, 2016, which terms are disclosed in the Company’s Proxy Statement filed with the SEC on March 28, 2018. In addition, the Compensation Committee of the Board of Directors of the Company increased Dr. Lee’s annual cash bonus target from 90% to 95% and awarded Dr. Lee the following restricted stock unit awards:

Time-Based Restricted Stock Unit Award1: $87,500

Performance-Based Restricted Stock Unit Award at target1: $87,500

(1)	The restricted stock units are subject to the terms and conditions of the Company’s 2014 Stock Incentive Plan. The restricted stock units are awarded effective May 9, 2018 based on the Nasdaq closing price of the Company’s Common Stock on May 9, 2018, and shall vest in three equal annual installments beginning on February 15, 2019, subject to any performance criteria as set forth in the restricted stock unit agreement (provided in each case that if February 15 is not a business day, such granting or vesting shall occur on the next business day). The value of the performance-based restricted stock unit award is capped at 150% of the target award.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following sets forth the results of voting by shareholders at the 2018 Annual Meeting held on May 9, 2018:

a)	Election of two Class I Directors to serve for a three-year term and until their successors are elected:

Director Nominee	Votes For	Votes Withheld
Gerald G. Colella	47,206,959	780,212
Elizabeth A. Mora	47,552,724	434,447

There were broker non-votes of 2,600,135 shares on this proposal.

b)	Approval of compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in the Proxy Statement for this meeting:

Votes For	Votes Against	Votes Abstained
44,873,408	2,861,771	251,992

There were broker non-votes of 2,600,135 shares on this proposal.

c)	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018:

Votes For	Votes Against	Votes Abstained
49,381,208	1,171,382	34,716

There were no broker non-votes for this proposal.

Item 7.01 Regulation FD Disclosure

On May 9, 2018, the Company issued a press release announcing the appointment of John T.C. Lee as President of the Company effective May 9, 2018. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 7.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Transition and Retirement Agreement, dated May 9, 2018, between the Company and John R. Abrams

10.2	Employment Agreement, effective May 9, 2018, between the Company and John Lee

99.1	Press Release dated May 9, 2018

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MKS Instruments, Inc.

May 11, 2018	By:	/s/ Kathleen F. Burke
Name: Kathleen F. Burke
Title: Senior Vice President, General Counsel & Asst. Secretary